As Filed With The Securities and Exchange Commission On October 3, 2005
Registration No. 333-128286

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

VECTREN UTILITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
Indiana
(State or Other Jurisdiction of Incorporation or Organization)
35-2104850
(I.R.S. Employer Identification Number)

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in its Charter)
Indiana
(State or Other Jurisdiction of Incorporation or Organization)
35-0672570
(I.R.S. Employer Identification Number)

INDIANA GAS COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)
Indiana and Ohio
(State or Other Jurisdiction of Incorporation or Organization)
35-0793669
(I.R.S. Employer Identification Number)

VECTREN ENERGY DELIVERY OF OHIO, INC.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation or Organization)
35-2107003
(I.R.S. Employer Identification Number)

One Vectren Square
Evansville, Indiana 47708
(812) 491-4000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
________________

Ronald E. Christian
Executive Vice President, Chief Administrative Officer and Secretary of
Vectren Utility Holdings, Inc., Vectren Energy Delivery of Ohio, Inc.,
Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company

One Vectren Square
Evansville, Indiana 47708
(812) 491-4000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

COPIES TO:
Catherine L. Bridge
Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
(317) 236-1313

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  /  /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  /  /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  /  /

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 is being filed solely to file revised Exhibits 5.1 and 5.2. The remaining portions of this registration statement, including the prospectus, are not being amended.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the offering pursuant to this registration statement are currently anticipated to be as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

Registration Fee	$ 32,368
Blue Sky Fees and Expenses	25,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	150,000
Rating Agency Fees	150,000
Accounting Fees and Expenses	25,000
Trustee Fees	20,000
Miscellaneous	75,000

Total	$527,368

Item 15. Indemnification of Directors and Officers.

Utility Holdings Indemnification Provisions

The articles of incorporation of Utility Holdings provide that Utility Holdings is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, investigative, formal or informal by reason of the fact that he or she is or was a director, officer, employee or agent of Utility Holdings or is or was serving at the request of Utility Holdings as a director, officer, agent, employee, partner, trustee or member in another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture or other entity against expenses (including attorneys’ fees) and judgments, penalties, fines and amounts paid in settlement if he or she (1) acted in good faith, (2) acted in a manner he or she reasonably believed (A) with respect to actions in his or her official capacity, to be in the best interests of Utility Holdings or (B) with respect to actions not in an official capacity, was not opposed to the best interests of Utility Holdings and (3) with respect to any criminal action, either (A) had reasonable cause to believe his or her conduct was lawful or (B) had no reasonable cause to believe his or her conduct was unlawful.

Further, Utility Holdings must indemnify any such person against expenses if he or she has been successful on the merits or otherwise in the defense of the action.

Unless ordered by court, any indemnification of a person pursuant to the provisions described in the first paragraph of this section may be made by Utility Holdings only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable indemnification standards. Such determination shall be made (i) by the board of directors of Utility Holdings, by a majority vote of a quorum consisting of directors who are not parties to the action or proceeding or (ii) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board (in which designation directors who are parties may participate) consisting solely of two or more directors who are not parties to the action or proceeding or (iii) by written opinion of independent legal counsel (A) selected by the board in the manner described in (i) or (ii) above or (B) if a quorum cannot be obtained or a committee cannot be designated, selected by a majority of the full board in which selection directors who are parties may participate or (iv) by shareholders who are not parties.

Utility Holdings may advance expenses reasonably incurred in defending any action or proceeding described above if (i) the person furnishes us with a written affirmation of a good faith belief that he or she has met the indemnification standards and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the indemnification standards and (ii) it is determined that the facts then known would not preclude indemnification pursuant to the provision described above.

The articles of Utility Holdings provide that the indemnification provisions are not exclusive of other indemnification rights which a person may have under law, the bylaws, a resolution of the board or shareholders, or any other authorization or instrument providing for indemnification. The articles provide that Utility Holdings has the power to maintain insurance on behalf of the directors, officers and other persons described above against liabilities whether or not Utility Holdings would otherwise have the power to indemnify against such liability.

Southern Indiana Gas Indemnification Provisions

The Southern Indiana Gas articles of incorporation provide that Southern Indiana Gas will indemnify any individual who is or was a director or officer of Southern Indiana Gas, or is or was serving at the request of Southern Indiana Gas as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys’ fees, incurred by him or her in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he or she is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his or her status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he or she is adjudged to have breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that he or she breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness. Southern Indiana Gas may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director’s or officer’s good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Southern Indiana Gas if it is ultimately determined that he or she is not entitled to indemnification by Southern Indiana Gas.

The Southern Indiana Gas articles of incorporation provide that the indemnification rights described above are in addition to any other indemnification rights a person may have by law. The employment agreements with its executive officers will require Southern Indiana Gas to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

Indiana Gas Indemnification Provisions

The articles of incorporation of Indiana Gas provide that Indiana Gas is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, investigative, formal or informal by reason of the fact that he or she is or was a director, officer, employee or agent of Indiana Gas or is or was serving at the request of Indiana Gas as a director, officer, agent, employee, partner, trustee or member in another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture or other entity against expenses (including attorneys’ fees) and judgments, penalties, fines and amounts paid in settlement if he or she (1) acted in good faith, (2) acted in a manner he or she reasonably believed (A) with respect to actions in his or her official capacity, to be in the best interests of Indiana Gas or (B) with respect to actions not in an official capacity, was not opposed to the best interests of Indiana Gas and (3) with respect to any criminal action, either (A) had reasonable cause to believe his or her conduct was lawful or (B) had no reasonable cause to believe his or her conduct was unlawful.

Further, Indiana Gas must indemnify any such person against expenses if he or she has been successful on the merits or otherwise in the defense of the action.

Unless ordered by a court, any indemnification of a person pursuant to the provisions described in the first paragraph of this section may be made by Indiana Gas only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable indemnification standards. Such determination shall be made (i) by the board of directors of Indiana Gas, by a majority vote of a quorum consisting of directors who are not parties to the action or proceeding or (ii) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board (in which designation directors who are parties may participate) consisting solely of two or more directors who are not parties to the action or proceeding or (iii) by written opinion of independent legal counsel (A) selected by the board in the manner described in (i) or (ii) above or (B) if a quorum cannot be obtained or a committee cannot be designated, selected by a majority of the full board in which selection directors who are parties may participate or (iv) by shareholders who are not parties.

Indiana Gas may advance expenses reasonably incurred in defending any action or proceeding described above if (i) the person furnishes Indiana Gas with a written affirmation of a good faith belief that he or she has met the indemnification standards and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the indemnification standards and (ii) it is determined that the facts then known would not preclude indemnification pursuant to the provision described above.

The articles of Indiana Gas provide that the indemnification provisions are not exclusive of other indemnification rights which a person may have under law, the regulations and bylaws, a resolution of the board or shareholders, or any other authorization or instrument providing for indemnification. The articles provide that Indiana Gas has the power to maintain insurance on behalf of the directors, officers and other persons described above against liabilities whether or not Indiana Gas would otherwise have the power to indemnify against such liability.

Indiana Business Corporation Law Provision

Vectren, Utility Holdings and Southern Indiana Gas are incorporated in Indiana. Indiana Gas is incorporated in Indiana and Ohio. Section 23-1-37 et seq. of the IBCL provides for “mandatory indemnification,” unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director’s good faith belief that he or she acted in good faith and reasonably believed his or her actions were in the best interest of the corporation (or if the actions are not in an official capacity, the actions were not opposed to the best interests of the corporation) if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that he or she had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director must undertake to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct required by the IBCL. In addition, those making the decision to reimburse the director must determine that the facts then known would not preclude indemnification under the IBCL.

The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

Vectren of Ohio Indemnification Provisions

The code of regulations of Vectren of Ohio provide that Vectren of Ohio is required to indemnify any person who is a party, or is threatened to be made a party, to any civil, criminal, administrative, or investigative action, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In case any such person is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, further, Vectren of Ohio is required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of an action or suit referenced above if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, Vectren of Ohio must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

Indemnification, unless ordered by a court, shall be made by Vectren of Ohio only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. The determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, (ii) if this quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years, (iii) by the shareholders, or (iv) by the court of common pleas or the court in which such action, suit, or proceeding has brought. Any determination made by the disinterested directors or by independent legal counsel must be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation, and within ten days after the receipt of the notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Unless the only liability asserted against a director in an action, suit, or proceeding is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys’ fees, incurred by a director in defending the action, suit, or proceeding, shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he or she agrees to do both of the following: (A) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation; and (B) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

Expenses, including attorneys’ fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to above may be paid by the corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he or she is not entitled to be indemnified by the corporation.

Expenses, including attorneys’ fees, amounts paid in settlement, and (except in the case of an action by or in the right of the corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust or other enterprise, may be paid or reimbursed by the corporation, as authorized by the board of directors upon a determination that such payment or reimbursement is in the best interests of the corporation;

provided, however, that unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.

The indemnification authorized by the code of regulations is not exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the corporation’s articles of incorporation or the code of regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Vectren of Ohio may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have indemnified him or her against such liability under the provisions described herein. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Ohio Revised Code Provisions

Vectren of Ohio is incorporated in Ohio. Indiana Gas is incorporated in Ohio and Indiana. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer, agent or employee of that corporation, or of another corporation, domestic or foreign, non-profit or for profit, limited liability company or a partnership, joint venture or other enterprise, at the request of that corporation, against expenses actually and reasonably incurred by him in connection with any pending, threatened or completed action, suit or proceeding, criminal or civil, to which he or she was, is or may be made a party because of being or having been such director, officer or employee, provided, in connection therewith, that such person is determined to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, that, in the case of an action or suit by or in the right of the corporation, (i) no negligence or misconduct shall have been adjudged unless a court determines that such person is fairly and reasonably entitled to indemnity, and (ii) the action or suit is not one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, which relates to unlawful loans, dividends and distributions of assets, and that, in the case of a criminal matter, such person is determined to have had no reasonable cause to believe that his or her conduct was unlawful. Section 1701.13(E) further provides that to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith. Section 1701.13(E) further provides that unless a corporation has specifically elected to the contrary in its articles of incorporation or code of regulations and unless the only liability asserted against a director is pursuant to Section 1701.95, expenses incurred by a director in defending such an action, suit or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (i) to repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director acted, or failed to act, with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) reasonably to cooperate with the corporation concerning said action, suit or proceeding. Section 1701.13(E) also provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.

Item 16. Exhibits.

Number	Description

2.1
Agreement and Plan of Merger dated as of June 11, 1999 among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation (the “Merger Agreement”) (Incorporated by reference to Exhibit 2 to Vectren’s Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

2.2
Amendment No. 1 to the Merger Agreement dated December 14, 1999 (Incorporated by reference to Exhibit 2 to Indiana Energy, Inc.’s (Commission File No. 1-09091) Current Report on Form 8-K filed on December 16, 1999)

2.3
Asset Purchase Agreement dated December 14, 1999 between Indiana Energy, Inc. and The Dayton Power and Light Company and Number -3CHK with a commitment letter for a 364-Day Credit Facility dated December 16, 1999 (Incorporated by reference to Exhibit 2 and 99.1 of Indiana Energy, Inc.’s Current Report on Form 8-K dated December 28, 1999.)

4.1	Form of Indenture (incorporated by reference to Exhibit 4.1 of Utility Holdings’s Form S-3 (Registration No. 333-69742) filed on October 10, 2001)
5.1*	Opinion of Barnes & Thornburg LLP
5.2*	Opinion of Kegler, Brown, Hill & Ritter
12	Statement regarding Computation of Ratios
23.1	Consent of Deloitte & Touche LLP regarding Utility Holdings
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.3	Consent of Kegler, Brown, Hill & Ritter (included in Exhibit 5.2)
24.1	Power of Attorney - Vectren Utility Holdings, Inc.
24.2	Power of Attorney - Southern Indiana Gas and Electric Company
24.3	Power of Attorney - Indiana Gas Company, Inc.
24.4	Power of Attorney - Vectren Energy Delivery of Ohio, Inc.
25	Form T-1 Statement of Eligibility

*filed herewith

We will file as an exhibit to an amendment to this registration statement or to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered by this Registration Statement and (ii) any required opinion of counsel as to certain tax matters relative to securities offered hereby.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 3, 2005.

VECTREN UTILITY HOLDINGS, INC.

By:	*
Ronald E. Christian, Executive Vice President,
Chief Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(1) Principal Executive Officer

*	Chairman and Chief Executive Officer	October 3, 2005
Niel C. Ellerbrook

(2) Principal Financial Officer

*	Executive Vice President and Chief Financial Officer	October 3, 2005
Jerome A. Benkert, Jr.

(3) Principal Accounting Officer

*	Vice President, Controller and Asst. Treasurer	October 3, 2005
M. Susan Hardwick

(4) A Majority of the Board
of Directors

	*	Director	October 3, 2005
Niel C. Ellerbrook

	*	Director	October 3, 2005
Carl L. Chapman

	*	Director	October 3, 2005
Jerome A. Benkert, Jr.

	*	Director	October 3, 2005
Ronald E. Christian

*By	/s/ Robert L. Goocher
Robert L. Goocher
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on
October 3, 2005.

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

By:	*
Ronald E. Christian, Executive Vice President,
Chief Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(1) Principal Executive Officer

*	Chairman and Chief Executive Officer	October 3, 2005
Niel C. Ellerbrook

(2) Principal Financial Officer

*	Executive Vice President and Chief Financial Officer	October 3, 2005
Jerome A. Benkert, Jr.

(3) Principal Accounting Officer

*	Vice President, Controller and Asst. Treasurer	October 3, 2005
M. Susan Hardwick

(4) A Majority of the Board
of Directors

	*	Director	October 3, 2005
Jerome A. Benkert, Jr.

	*	Director	October 3, 2005
Ronald E. Christian

	*	Director	October 3, 2005
Carl L. Chapman

	*	Director	October 3, 2005
Niel C. Ellerbrook

	/s/ Robert L. Goocher	Director	October 3, 2005
Robert L. Goocher

	*	Director	October 3, 2005
M. Susan Hardwick

*By	/s/ Robert L. Goocher
Robert L. Goocher
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 3, 2005.

INDIANA GAS COMPANY, INC.

By:	*
Ronald E. Christian, Executive Vice President,
Chief Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(1) Principal Executive Officer

*	Chairman and Chief Executive Officer	October 3, 2005
Niel C. Ellerbrook

(2) Principal Financial Officer

*	Executive Vice President and Chief Financial Officer	October 3, 2005
Jerome A. Benkert, Jr.

(3) Principal Accounting Officer

*	Vice President, Controller and Asst. Treasurer	October 3, 2005
M. Susan Hardwick

(4) A Majority of the Board
of Directors

	*	Director	October 3, 2005
Jerome A. Benkert, Jr.

	*	Director	October 3, 2005
Ronald E. Christian

	*	Director	October 3, 2005
Niel C. Ellerbrook

	*	Director	October 3, 2005
Carl L. Chapman

	*	Director	October 3, 2005
M. Susan Hardwick

*By	/s/ Robert L. Goocher
Robert L. Goocher
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 3, 2005.

VECTREN ENERGY DELIVERY OF OHIO, INC.

By:	*
Ronald E. Christian, Executive Vice President,
Chief Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(1) Principal Executive Officer

*	Chairman and Chief Executive Officer	October 3, 2005
Niel C. Ellerbrook

(2) Principal Financial Officer

*	Executive Vice President and Chief Financial Officer	October 3, 2005
Jerome A. Benkert, Jr.

(3) Principal Accounting Officer

*	Vice President, Controller and Asst. Treasurer	October 3, 2005
M. Susan Hardwick

(4) A Majority of the Board
of Directors

	*	Director	October 3, 2005
Jerome A. Benkert, Jr.

	*	Director	October 3, 2005
Ronald E. Christian

	*	Director	October 3, 2005
Niel C. Ellerbrook

	*	Director	October 3, 2005
Carl L. Chapman

*By	/s/ Robert L. Goocher
Robert L. Goocher
Attorney-in-Fact

EXHIBIT INDEX

Number	Description

2.1
Agreement and Plan of Merger dated as of June 11, 1999 among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation (the “Merger Agreement”) (Incorporated by reference to Exhibit 2 to Vectren’s Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

2.2
Amendment No. 1 to the Merger Agreement dated December 14, 1999 (Incorporated by reference to Exhibit 2 to Indiana Energy, Inc.’s (Commission File No. 1-09091) Current Report on Form 8-K filed on December 16, 1999)

2.3
Asset Purchase Agreement dated December 14, 1999 between Indiana Energy, Inc. and The Dayton Power and Light Company and Number -3CHK with a commitment letter for a 364-Day Credit Facility dated December 16, 1999 (Incorporated by reference to Exhibit 2 and 99.1 of Indiana Energy, Inc.’s Current Report on Form 8-K dated December 28, 1999.)

4.1	Form of Indenture (incorporated by reference to Exhibit 4.1 of Utility Holdings’s Form S-3 (Registration No. 333-69742) filed on October 10, 2001)
5.1*	Opinion of Barnes & Thornburg LLP
5.2*	Opinion of Kegler, Brown, Hill & Ritter
12	Statement regarding Computation of Ratios
23.1	Consent of Deloitte & Touche LLP regarding Utility Holdings
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.3	Consent of Kegler, Brown, Hill & Ritter (included in Exhibit 5.2)
24.1	Power of Attorney - Vectren Utility Holdings, Inc.
24.2	Power of Attorney - Southern Indiana Gas and Electric Company
24.3	Power of Attorney - Indiana Gas Company, Inc.
24.4	Power of Attorney - Vectren Energy Delivery of Ohio, Inc.
25	Form T-1 Statement of Eligibility
_______________
*filed herewith

We will file as an exhibit to an amendment to this registration statement or to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered by this Registration Statement and (ii) any required opinion of counsel as to certain tax matters relative to securities offered hereby.